Exhibit 10.7

ADDENDUM NO. 1

TO THE GLOBAL MANUFACTURING AND DISTRIBUTION AGREEMENT
(Dated 8 October 2025)

This Addendum No. 1 (“Addendum”) is made and entered into as of December 28th, 2025, by and between:

Davion Healthcare Plc, a public limited company incorporated in Ireland (“Licensor”),

and

NeuRX Health Inc., a corporation incorporated in the State of Rhode Island, USA (“Distributor”).

Licensor and Distributor are each a “Party” and together the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Global Manufacturing and Distribution Agreement dated 8 October 2025 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement for the limited purpose of revising the commencement of the Agreement’s operational date and aligning the commencement of scheduled payments accordingly; and

WHEREAS, except as expressly amended herein, the Parties intend that all other terms, obligations, covenants, rights, and responsibilities under the Agreement shall remain unmodified and in full force and effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1. Amendment to Article 1.4 (Operational Date)

Article 1.4 of the Agreement, which defines the Operational Date, is hereby deleted in its entirety and replaced with the following:

“1.4 ‘Operational Date’ means 1 July 2026, being the revised start of the Contractual Year for the calculation of royalties, licence payments, and all associated commercial obligations.”

2. Amendment to Article 4 (License Fee Timing)

The Parties agree that the payment schedule in Article 4.1(a) and 4.1(b) shall be amended such that:

2.1 Revised Payment Commencement

All payments originally scheduled to commence on:

•	1 December 2025, and
•	1 January 2026

are hereby amended to commence on:

1 July 2026, aligned with the revised Operational Date.

2.2 No Change to Total License Fee

The total licence fee of USD $120,000,000 remains unchanged, with only the timing of the initial cash payment and instalments adjusted as above.

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3. Amendment to Schedule A – Payment Timetable

Schedule A of the Agreement is amended only as follows:

3.1 Cash Payment Revision

The following shall replace the first two bullet points in Section 1 of Schedule A:

•	USD $1,000,000 payable in full on or before 1 July 2026.
•	USD $19,000,000 payable in twelve (12) equal monthly instalments commencing 1 August 2026 and concluding 30 July 2027.

3.2 Share Issuance Timing

Share issuances originally scheduled to commence on 1 January 2026 shall instead commence on:

1 January 2027, with each of the ten annual USD $10,000,000 issuances shifting forward by exactly one year.

No other changes are made to the form, nature, or structure of share issuances.

4. No Other Amendments

Except as expressly amended by this Addendum:

•	The Agreement remains unaltered,
•	The Agreement remains in full force and effect,
•	All rights and obligations of the Parties continue uninterrupted.

For clarity, all commercial, IP, regulatory, royalty, minimum royalty, manufacturing, audit, indemnification, and termination provisions remain unchanged.

5. Miscellaneous

5.1 Counterparts. This Addendum may be executed in counterparts, including electronically, each of which shall be deemed an original.

5.2 Defined Terms. Capitalised terms not defined herein shall have the meanings assigned in the Agreement.

5.3 Governing Law. This Addendum shall be governed by the same governing law clause stated in Article 15.1 of the Agreement.

SIGNATURES

For and on behalf of Davion Healthcare Plc

By: /s/ David Over

Name: David Over
Title: Chief Commercial Officer

Date: December 28th, 2025

For and on behalf of NeuRX Health Inc.

By: /s/ Robert Hainey

Name: Robert Hainey
Title: Chief Executive Officer

Date: December 28th, 2025

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